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                                                                     Exhibit 5.1

                                [WSGR Letterhead]


                               September 29, 2003


LSI Logic Corporation
1621 Barber Lane
Milpitas, California  95035

      RE:   REGISTRATION STATEMENT OF FORM S-3

      Ladies and Gentlemen:

      We are acting as counsel for LSI Logic Corporation, a Delaware corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of $350,000,000 aggregate principal amount of 4.00% Convertible Senior Subordinated Notes due 2010 (the "Notes"), and 26,080,460 shares of Common Stock, $0.01 par value (the "Common Stock") of the Company and such indeterminate number of additional shares of Common Stock as may be required for issuance upon conversion of the Notes (collectively, the "Conversion Shares"). The Notes and the Conversion Shares are to be offered and sold by certain securityholders of the Company (the "Selling Securityholders"). In this regard we have participated in the preparation of a Registration Statement on Form S-3 relating to the Notes and the Conversion Shares (such Registration Statement, as it may be amended from time to time, is herein referred to as the "Registration Statement").

      The Notes are to be issued pursuant to an Indenture, which has been incorporated by reference as an exhibit in the Registration Statement, dated as of May 16, 2003, between the Company and U.S. Bank, National Association, as trustee (the "Trustee").

      We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

      We are of the opinion that the Notes have been duly authorized and that when the Notes, in the form included in the Indenture, have been duly completed, executed, authenticated and delivered in accordance with the Indenture and sold and delivered as described in the Registration Statement and its related prospectus, the Notes will be valid and binding obligations of the Company entitled to the benefits of the Indenture. We are of the further opinion that the Conversion Shares have been duly authorized and, when issued by the Company upon conversion of the Notes in accordance with the Indenture, will be validly issued, fully paid and nonassessable.

      Our opinion in the immediately preceding paragraph is subject to the following:

            (a) we express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances and preferences, (ii) rights to indemnification and contribution contained in the Notes, the Indenture and the Registration Rights Agreement dated as of May 16, 2003 between the Company and the initial purchasers named therein, which may be limited by applicable law or equitable principles, or
(iii) the
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effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable relief, and limitations on rights of acceleration regardless of whether considered in a proceeding in equity or at law; and

            (b) to the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee under the Indenture has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and the Prospectus included therein.

                                      Sincerely,

                                      WILSON SONSINI GOODRICH & ROSATI
                                      Professional Corporation

                                      /s/ Wilson Sonsini Goodrich & Rosati, P.C.